Exhibit 10.2

(Confidential) Contract No.:

Shareholder Agreement

On

Shenyang Tianxinhao Technology Co., Ltd.

AMONG

SHENZHEN YINGAIGOU TRADE CO., LTD. (深圳市赢爱购贸易有限公司)

SHENZHEN SUNHOPE INVESTMENT DEVELOPMENT CO., LTD. (深圳市新浩投资发展有限公司)

AND

SHENYANG TIANXINHAO TECHNOLOGY CO., LTD. (沈阳天新浩科技有限公司)

November 1, 2021

This Shareholder Agreement (hereinafter referred to as the “Agreement”) is made and entered into on November 1, 2021 (hereinafter referred to as the “Signing Date”) in Futian District, Shenzhen, by and among:

A.	Shenyang Tianxinhao Technology Co., Ltd., a limited liability company incorporated under the PRC laws, having its domicile at ****************, Shenyang, Liaoning (hereinafter referred to as the “Target Company” or “Shenyang Tianxinhao”);
B.	Shenzhen SUNHOPE Investment Development Co., Ltd., a limited liability company incorporated under the PRC laws, having its domicile at ****************, Shenzhen (hereinafter referred to as the “Original Shareholder” or “Shenzhen SUNHOPE”);
C.	Shenzhen Yingaigou Trade Co., Ltd., a limited liability company incorporated under the PRC laws, having its domicile at ****************, Shenzhen (hereinafter referred to as the “New Shareholder” or “Shenzhen Yingaigou”);

The Target Company, the Original Shareholder and the New Shareholder shall be hereinafter collectively referred to as the “Parties” and individually as a “Party”.

Recital

WHEREAS, the Target Company, the New Shareholder, and the Original Shareholder entered into the Share Purchase Agreement on Shenyang Tianxinhao Technology Co., Ltd. (hereinafter referred to as the “SPA”), whereby the New Shareholder will acquire 45% equity in the Target Company held by the Original Shareholder (hereinafter referred to as the “Acquisition”).

According to the SPA, upon completion of the Acquisition, the shareholding structure of the Target Company will be as follows:

Name of Shareholder	Shareholding Percentage
Shenzhen Yingaigou	45%
Shenzhen SUNHOPE	55%
Total	100%

NOW, THEREFORE, pursuant to the Company Law of the People’s Republic of China and other applicable Laws and Regulations of the People’s Republic of China, and on the principles of equality and mutual benefits, and upon friendly negotiation, the Target Company, the New Shareholder and the Original Shareholder hereby enter into this Agreement with respect to the joint investment in and operation of the Target Company by the New Shareholder and the Original Shareholder.

Section 1 Definitions

1.1 Definitions

In this Agreement, unless otherwise defined in the body, the following terms shall have the meanings ascribed to them below. Except as expressly defined herein, other terms shall have same meanings as those used in the SPA.

“Affiliate” shall include affiliated company and connected person. An entity shall be deemed as the affiliated company of a Person if: (i) it directly or indirectly controls, is controlled by or under common control with such Person; or (ii) more than fifty percent (50%) of its registered capital, voting power, equity or decision-making power is directly or indirectly owned by such Person (or vice versa); or (iii) such Person can direct, exert influence over or determine the direction of its decision-making, development, management and policies by contract, directorship or otherwise (or vice versa); or (iv) any connected person of such Person acts as its director, partner, shareholder or officer. “Connected person” refers to immediate relatives of a natural person, including his/her parents, spouse, siblings and their spouses, adult children and their spouses.

“Control”, with respect to the relationship between two or more Persons, refers to the right or power to direct or cause the direction of the business, management or decision-making of a Person directly or indirectly, whether by means of ownership of equity, voting rights or voting securities, or by contract, contractual arrangement, trust arrangement or otherwise. Ownership of more than fifty percent (50%) of shares with voting power at the meeting of shareholders of such Person or the power to control the majority of the board of directors of such Person shall be presumed to constitute such right or power.

“Business Day” refers to any business day on which banks in the PRC are open for business to the public (other than Saturday, Sunday and legal holidays).

“Laws and Regulations” refer to the laws, regulations, ordinances, codes, bylaws, orders, rules, normative documents of the PRC or other applicable jurisdiction.

“Person” refers to any individual, partnership, firm, limited liability company, corporation, association, trust, cooperation organization, unincorporated organization or other legal entity.

“NewUp Bank” refers to the NewUp Bank of Liaoning.

“Group Companies” refer to the Target Company, subsidiaries and branches of the Target Company, and subsidiaries and branches as the Target Company may establish and/or control from time to time; “Group Company” refers to any of them.

“Material Adverse Effect” refers to any circumstance, change or effect affecting the Target Company or any Group Company or the business of the foregoing, which: (a) will or could be expected, with abundant evidence, to cause any material adverse effect on the existence, business, assets, intellectual property rights, liabilities, key employees, operating results or financial conditions of the Target Company or any Group Company, or (b) will or could be expected, with abundant evidence, to cause any material adverse effect on the qualifications, licenses or capabilities of the Target Company or any Group Company to conduct current business; or (c) will or could be expected, with abundant evidence, to cause any material adverse effect on the performance of major obligations under the Transaction Documents by the Target Company or the Original Shareholder or on the validity or enforceability of any Transaction Document.

“Transaction Documents” refer to this Agreement, the SPA, the restated articles of association, and other legal documents required for the Acquisition; “Transaction Document” refers to any of them.

“Closing Date” refers to the closing date under the SPA.

“Required Actions”, with respect to any particular consequence, refer to all actions (if permitted by applicable Laws and Regulations) which are necessary or reasonably required to complete to ensure such consequence, including but not limited to: (i) voting for or providing a written consent or authorization in connection with the equity in the Target Company; (ii) causing the adoption of resolutions of shareholders and the board of directors, and making corresponding amendment to the Organizational Documents; (iii) signing all necessary agreements, forms and instruments; and (iv) obtaining or completing or causing the obtaining or completion of all approvals, registrations, filings or similar actions from and with any governmental authority in order to achieve such consequence.

“Financial Report” refers to the (audited or unaudited, annual, quarterly or monthly) balance sheet, income statement, cash flow statement and other financial documents of the Target Company, together with all relevant notes and schedules.

“Shareholder” refers to any shareholder that holds or controls the equity in the Target Company.

“Board of Directors” refers to the board of directors or, in the absence of board of directors, executive director of the Target Company.

“Senior Executives” refer to the general manager, CFO and other persons who are determined by the Board of Directors as senior executives, of the Target Company.

“Operation Plan” refers to the operation plan (containing budget, investment policies and restrictions) prepared by the Target Company for the current fiscal year and each subsequent fiscal year and approved or updated by the Board of Directors on an annual basis.

“Encumbrance” refers to any security interest, pledge, mortgage, lien (including but not limited to the right of revocation and subrogation right), lease, license, debt burden, preferential arrangement, third-party claim, restrictive undertaking, condition or any kind of restriction, including but not limited to any restriction on the use, voting, transfer, yields or on any other right or interest to exercise the ownership.

“Organizational Documents” refers to the articles of association, bylaws, partnership agreement, limited liability company agreement, trust agreement or other incorporation documents of any Person.

“PRC” refers to the People’s Republic of China, and shall, only for the purpose of this Agreement, exclude Hong Kong, Macau Special Administrative Region and Taiwan.

“RMB” refers to Renminbi, the legal tender of the PRC.

1.2 Other Provisions Concerning Definitions

(a)

Unless otherwise stated, references to article, section, schedule, appendix, recital or preamble herein shall mean the article, section, schedule, appendix, recital or preamble of this Agreement, and such article, section, schedule, appendix, recital or preamble shall be deemed an integral part of this Agreement;

(b)	The headings and titles herein are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement in any way;
(c)	When used herein, the word “including” shall be deemed to be followed by “but not limited to”;
(d)

Laws and Regulations defined or mentioned in this Agreement or any agreement or document mentioned herein refer to such Laws and Regulations as may be amended, revised or supplemented from time to time, including subsequent Laws and Regulations replacing the original ones;

(e)	When used herein, “hereof”, “herein”, “hereunder” and other words of similar meaning shall refer to the entire Agreement, instead of any provision of this Agreement;
(f)	Any equity of the Target Company acquired by any Shareholder after the Signing Date hereof shall be deemed as “equity in the Target Company”;
(g)	Any reference to any Person shall also include its permitted assigns and successors.

Section 2 Basic Information of Company

2.1 Company Name

Shenyang Tianxinhao Technology Co., Ltd.

2.2 Domicile

**************** , Liaoning Province

2.3 Scope of Business

Computer network technology, communication engineering

technology, network engineering technology, technology development, technology transfer and technology consulting services for biological products, mechanical and electrical products; interior and exterior fitting-out and decoration engineering, building insulation engineering design and construction. (Items which must be approved under laws, may only be engaged in upon obtaining the approval from relevant departments.)

2.4 Compliance with Laws

All activities of the Target Company and the acts of the Parties under this Agreement shall be bound and protected by the PRC Laws and Regulations, this Agreement, and the articles of association of the Target Company.

Section 3 Registered Capital

3.1 Registered Capital

The registered capital of the Target Company shall be RMB One Billion and Five Hundred Million Yuan (RMB1,500,000,000).

3.2 Contribution by the Parties

Upon completion of the Acquisition, the contribution amount subscribed for by the Parties and their shareholding percentages will be as follows:

Name of Shareholder	Shareholding Percentage
Shenzhen Yingaigou	45%
Shenzhen SUNHOPE	55%
Total	100%

Section 4 Representations, Warranties and Undertakings

Each Party hereby represents and warrants to each of the other Parties that, as of the date when it signs this Agreement:

4.1 Existence, Authority and Enforceability

Such Party is a limited liability company or limited partnership registered or incorporated and validly existing under the PRC laws (only with respect to legal person), or such Party is a PRC citizen with capacity for civil rights and full capacity for civil conduct (only with respect to natural person). Such Party has absolute right and capacity to execute and perform this Agreement and consummate the transactions contemplated hereunder. Such Party has obtained all authorities and completed all procedures to execute, deliver and perform this Agreement and consummate the transactions contemplated hereunder. This Agreement will, upon execution by such Party, constitute legal, valid, and binding obligations upon such Party, and may be enforced against such Party in accordance with the provisions of this Agreement (subject to restrictions set forth in bankruptcy laws or similar laws that generally affect the rights of creditor, and subject to the general principles of equity).

4.2 No Conflict

The execution of this Agreement and performance of obligations hereunder by such Party will not: (a) cause breach of any provision of the Organizational Documents of such Party (only with respect to legal person); (b) cause breach of any agreement, contract, license, permit, approval, undertaking or other binding document or arrangement to which such Party is a party or which binds upon any of its/his business, assets or properties, or constitute a default under such document or arrangement, or require any consent or authority under such document or arrangement, or empower others to terminate, amend, accelerate, suspend, revoke or cancel such document or arrangement, or cause the creation of any Encumbrance over the equity or assets of the Target Company under such document or arrangement; or (c) cause violation of any Laws and Regulations or governmental instructions applicable to such Party.

4.3 Consent

Except for any consent and authorization already obtained and for future registration with the administration for industry and commerce as required for the equity transfer, capital increase or liquidation carried out in accordance with this Agreement, the execution of this Agreement or consummation of any transaction contemplated hereunder by such Party does not require such Party to make or obtain any consent, waiver, approval, authority, exemption, registration, permit or announcement to and from any governmental authority or third party.

The Original Shareholder hereby represents and warrants to the New Shareholder that, as of the date when the Original Shareholder signs this Agreement:

4.4 Waiver of Preference

Before December 31, 2022, the Original Shareholder waives all preferences (including, without limitation, preemptive right, right of first refusal, co-sale right, right of prior notice, anti-dilution right, drag-along, liquidation preference, redemption right, etc. (if any)) as it may have towards the Target Company.

The Original Shareholder hereby undertakes to the New Shareholder that:

4.5 Historical Assets, Claims and Debts

The historical assets (which refer to other assets other than equity of NewUp Bank, same below), historical claims and debts (including, without limitation, claims and debts regarding the unsettled business (including but not limited to the trust investment advising business), claims over the non-performing assets transferred from NewUp Bank, debts arising from historical borrowings, etc.) and other actual or potential profits or losses, which are generated before the Closing Date or after the Closing Date but attributable to reasons before the Closing Date, shall be enjoyed and borne by the Original Shareholder, and none of the Target Company and the New Shareholder shall enjoy and bear any historical assets, claims or debts.  Where the Target Company and/or the New Shareholder assume any liability externally with respect to the historical claims and debts, the Original Shareholder shall compensate the Target Company and/or the New Shareholder for the actual amount thereof. Besides, the current office building (Housing Property Ownership Certificate No.: Liao (2019) Shenyang Real Estate Ownership No.0161658) of the Target Company is one of the historical assets of the Target Company and excluded from this Acquisition.  Upon completion of this Acquisition, if the New Shareholder proposes to continue to acquire all remaining equity of the Target Company, it shall pay to the Original Shareholder in a lump sum the aggregate of the purchase price, fitting-out costs and maintenance costs of such office building (and shall not exceed RMB4,400,000) as consideration.

Section 5 Restrictions and Rights on Transfer of Equity

5.1 Restrictions on Equity Transfer

(a)

As of December 31, 2022 or until other date agreed in writing between the Original Shareholder and the New Shareholder (referred to as the “Long Stop Date” in this Article 5.1), without prior written consent of the New Shareholder, the Original Shareholder may not transfer or dispose of the equity in the Target Company held by it in any way, including but not limited to direct or indirect transfer of any part of the equity in the Target Company held by it, or creation of any pledge or Encumbrance over such equity. Any equity transfer in breach of this Article shall be invalid, and the transferee shall not enjoy the rights as shareholder of the Company, nor be deemed as a Shareholder by the Target Company.

(b)

For the avoidance of doubt, before the Long Stop Date, the provisions of Article 5.1(a) shall not be restricted by Article 71 of the Company Law, that is, where the Original Shareholder proposes to transfer the equity in the Target Company held by it and notifies the New Shareholder in writing to seek consent for its equity transfer, but the New Shareholder fails to reply within 30 days upon receipt of such written notice, it shall not be deemed that the New Shareholder has consented to such transfer; and if the New Shareholder does not consent to the transfer, it has no obligation to purchase such equity proposed to transfer, and the refusal of the New Shareholder to purchase such equity proposed to transfer shall not be deemed as its consent to such transfer. The Original Shareholder agrees that it shall not invoke the provision of Article 71 of the Company Law to defend against the right of the New Shareholder under this Article. Provisions of Article 5.1 (a) shall not apply after the Long Stop Date.

5.2 Right of First Refusal

(a)

Subject to Article 5.1, where any Shareholder transfers the equity in the Target Company held by it directly or indirectly, other Shareholders shall have the right of first refusal under the same conditions.

(b)

Where a Shareholder (hereinafter referred to as the “Transferring Shareholder”) intends to transfer or sell all or part of the equity in the Target Company held by it directly or indirectly to any Person (hereinafter referred to as the “Transferee”), the Transferring Shareholder shall immediately notify the other Shareholder (hereinafter referred to as the “Non-Transferring Shareholder”) in writing to truthfully inform the quantity of equity proposed to transfer and the price and main terms thereof. The Non-Transferring Shareholder shall have the right but not the obligation to purchase the equity in the Target Company proposed to transfer by the Transferring Shareholder in precedence to any third party under the terms and conditions offered by the Transferee to the Transferring Shareholder or proposed by the Transferring Shareholder to the Transferee, provided that the Non-Transferring Shareholder shall reply in writing to the Transferring Shareholder whether it will exercise such right, within twenty (20) Business Days upon receipt of the written notice from the Transferring Shareholder. Should the Non-Transferring Shareholder fail to reply the Transferring Shareholder in writing within twenty (20) Business Days upon receipt of the written notice from the Transferring Shareholder, it shall be deemed to waive the right of first refusal granted by this Article.

(c)

If the Non-Transferring Shareholder waives the right of first refusal granted by this Article 5.2, the Non-Transferring Shareholder undertakes that it shall be unconditionally obliged to provide all kinds of cooperation (including, without limitation, signing relevant documents, requiring the director(s) appointed by it to grant consent and make resolutions, etc.) to realize the Transferring Shareholder’s equity transfer arrangement. Where the Non-Transferring Shareholder fails to fully fulfill the cooperation obligation, giving rise to any restriction on the

Transferring Shareholder’s equity transfer, the Non-Transferring Shareholder undertakes to accept the transfer of the equity proposed to transfer by the Transferring Shareholder at the price set forth in the notice given under Article 5.2 (b) by the Transferring Shareholder plus a simple annualized interest of 8% (and for the avoidance of doubt, a year shall be 365 days).

5.3 Assumption of Rights and Obligations by Transferee

When transferring the equity in the Target Company held by it in accordance with the conditions and procedures provided herein, the Transferring Shareholder shall be responsible for ensuring:

(a)

the Person accepting the transfer of such equity will sign all necessary documents so that such Transferee will enjoy and assume the rights and obligations originally enjoyed and assumed by the Transferring Shareholder under this Agreement and the articles of association (or other Organizational Documents), and be bound by the provisions of this Agreement and the articles of association (or other Organizational Documents), as may be amended by the Parties from time to time;

(b)	The production and operation activities of the Target Company will not suffer any Material Adverse Effect due to the equity transfer.

Section 6 Preemptive Right

6.1 Preemptive Right of Shareholders

(a)

If the Target Company increases registered capital, issues new shares, or makes subsequent financing in the future, the Shareholders shall have the priority to subscribe for the newly increased registered capital or new shares of the Target Company in proportion to their shareholdings in the Target Company (hereinafter referred to as the “Preemptive Right”). The price, terms and conditions for the Shareholders to subscribe for the newly increased registered capital or new shares of the Target Company shall be substantially same as the subscription or investment price, terms and conditions of other potential investors or subscribers.

(b)

The Preemptive Right of the Shareholders shall not apply to: (a) equity or shares issued by the Target Company under the employee stock incentive plan approved by the meeting of shareholders; (b) shares issued by the Target Company at listing; or (c) equity or shares issued by the Target Company for the stock split, dividend payment or similar transaction approved in accordance with this Agreement.

6.2 Notice of Preemptive Right

Where the Target Company decides to increase the registered capital, issues new shares or makes subsequent financing, it shall give a written notice thereof to the Shareholders at least ten (10) Business Days in advance, which shall contain the terms and conditions for the increase of registered capital, issuance of new shares or subsequent financing (including, without limitation, corporate valuation, number of shares issued, total investment amount, issue price, investment percentage, and relevant preferences), and shall also give offer to the Shareholders for purchase of the increased registered capital, new shares issued or participation in subsequent financing on such conditions and at such price. The Shareholders shall notify the Target Company on whether they will exercise the Preemptive Right or not within twenty (20) Business Days upon receipt of such offer. If a Shareholder fails to notify the Target Company on whether it will exercise the Preemptive Right or not within twenty (20) Business Days upon receipt of such offer, it shall be deemed to waive the Preemptive Right granted in this Article.

6.3 Over-subscription

Where a Shareholder waives its Preemptive Right to subscribe for the registered capital newly increased or new shares issued by the Target Company, other Shareholders shall have the pre-emptive right to subscribe for all or part of the newly increased registered capital or new shares so waived in proportion to their then relative shareholding percentages.

Section 7 Meeting of Shareholders

The following rules shall apply to the meeting of shareholders of the Target Company:

7.1 Meeting of Shareholders

(a)

The meeting of shareholders shall be convened by the Board of Directors. The meeting of shareholders shall include regular meeting and extraordinary meeting, and regular meeting will be convened once a year. When a regular meeting is convened, the time and place of and business to be transacted on the meeting shall be notified to the Parties twenty (20) days prior to the convention of such meeting. Where the Shareholder(s) representing more than one tenth (10%) of voting power, more than one third of directors, or the supervisor proposes to convene an extraordinary meeting, the extraordinary meeting of shareholders shall be convened and notified to all Shareholders fifteen (15) days prior to the convention of such meeting, provided that a decision may be directly made without convening a meeting of shareholders if the Shareholders reach unanimous agreement in writing and sign and seal on such decision.

(b)

The Parties may participate in the meeting of shareholders by phone, video conference or any other means of synchronous communication, provided that each Shareholder present at the meeting can hear the opinion of every other Shareholder. Besides, each Shareholder must have its identity confirmed, including but not limited to providing a written power of attorney to the Target Company when attending on site, and providing the power of attorney in writing or by email to the Target Company in advance when attending by phone, video conference or any other means of synchronous communication. No Shareholder without identity confirmation shall have the right to speak or vote at the meeting.

(c)	Other rules regarding the meeting of shareholders shall be further specified in the articles of association of the Target Company.

7.2 Voting at the Meeting of Shareholders

The Shareholders of the Target Company shall exercise the voting power at the meeting of shareholders in proportion to their respective contributions. The following matters regarding the Group Company must be approved by the Shareholders representing two thirds or more voting power (and a resolution of Shareholders adopted without convening the meeting of shareholders will be valid if it has been sent to all the Shareholders by post, email or fax and approved in writing by the Shareholders representing two thirds or more voting power):

(a)	Amendment to the articles of associations;
(b)	Increase or decrease of registered capital;
(c)	Consolidation, split, merger, reorganization, or any transaction which leads to the change of control of the Group Company, whether via a single transaction or a series of transactions;
(d)	Liquidation, dissolution, termination; approval of liquidation report; resolution on any event which may lead to the dissolution, shutdown, bankruptcy or liquidation of the Group Company;
(e)	Change in the corporate form;
(f)

Any material change to the scope of business of the Group Company; any substantial change or termination of the main business of the Group Company; any engagement in business field which is completely different from the main business; or any substantial change to the Operation Plan of the Group Company;

(g)	Issue of bonds or other financing instruments;
(h)

Approval or substantial amendment of and to the annual budget or final accounts, annual Operation Plan (the annual financial budget and the annual Operation Plan are collectively referred to as the “Budget and Operation Plan”); approval of audited statements;

(i)	Approval or substantial change of the profit allocation plan and the loss make-up plan;

(j)

Sale, transfer, lease, license or disposal of, or creation of any mortgage, pledge, lien or other Encumbrance over, all or substantially all of the business, assets (including intellectual property rights, technologies, intangible assets, real estate, tangible assets, etc.) of the Group Company, whether via a single transaction or a series of transactions;

(k)	Establishment of any controlled subsidiary, partnership or joint venture; incorporation, dissolution or sale of any subsidiary, partnership, joint venture, or branch;
(l)

Approval of the qualified listing plan, including important terms and conditions of listing, such as place and time of listing, valuation, issue price, appointment of intermediary agencies (such as undertakers, investment banks or financial advisors), etc.;

(m)

Any change to the number of members or appointment and removal rules of the Board of Directors of the Group Company; increase or decrease of the decision-making power of the Board of Directors; election and replacement of directors of the Group Company, or determination of matters relating to remuneration of directors;

(n)	Approval of bonus or any profit distribution.

For the avoidance of doubt, with respect to resolutions made by the meeting of shareholders of the Target Company regarding any matter concerning NewUp Bank, the Parties agree to procure the Target Company to cast votes consistent with the resolution of the meeting of shareholders of the Target Company at the level of NewUp Bank, in its capacity of shareholder of the NewUp Bank or via the directors appointed by it. Notwithstanding any other provision herein, if the New Shareholder makes any resolution with respect to the appointment of directors by the Target Company to the NewUp Bank (including but not limited to the nomination, removal, replacement, etc.), the Original Shareholder undertakes to fulfill all cooperation obligations (including but not limited to adopting resolution, etc.) to approve such resolution.

Section 8 Board of Directors, Supervisor and General Manager

The following rules shall apply to the operation of Board of Directors, supervisor, and general manager of the Target Company:

8.1 Composition of Board of Directors

(a)

The Target Company shall establish a Board of Directors. The Board of Directors of the Target Company shall consist of 3 directors, one appointed by the New Shareholder and two appointed by the Original Shareholder. The appointor may notify the Target Company in writing to appoint or remove the director(s) it appoints, who may not be appointed or removed by any other Party, and the tenure of any successor shall be the remaining tenure of the replaced director. The tenure of a director shall be three (3) years, and a director may continue to hold office if he is re-appointed by the original appointer.

(b)

The chairman of the Target Company shall be a director appointed by the Original Shareholder. The chairman shall be the legal representative of the Target Company. Where the chairman cannot perform his duties for cause, a director jointly selected by a majority of the directors shall perform such duties.

8.2 Meeting of the Board of Directors

(a)

The meeting of the Board of Directors shall be convened at least once a year and called and presided over by the chairman. The Target Company shall give notice of all regular meetings and extraordinary meetings of the Board of Directors to each director, and the convener of the meeting of the Board of Directors shall give a written notice to each director ten (10) Business Days in advance, stating the date, time, place and specific agenda of the meeting together with relevant documents and materials, provided that the notice of meeting of the Board of Directors may be exempted with unanimous consent of the Board of Directors. The Board of Directors may use written voting, instead of convening the meeting of the Board of Directors, for any resolution which will be deemed as adopted if sent to all directors by post or fax and signed by all directors in favor.

(b)

All directors who attend in person or by proxy shall constitute the quorum of the meeting of the Board of Directors. If a director is unable to attend the meeting, he may issue a written proxy to appoint another director or other person to attend on his behalf. Such proxy shall vote on behalf of such director. Where a director fails to attend any meeting of the Board of Directors in person or by proxy, he shall be deemed to waive the voting right on such meeting.

(c)

After each meeting of the Board of Directors, the meeting minutes shall be delivered to all directors as soon as possible for review. If any director would like to amend or supplement such minutes, he shall submit a written report indicating his opinion to the Target Company as soon as possible after receipt of such meeting minutes. The finalized and adopted meeting minutes shall be signed by all present directors and archived by the Target Company, the complete copies of which shall be promptly sent to the Parties and all directors. All meeting minutes and records of resolutions in lieu of the meeting of the Board of Directors shall be archived to the meeting minutes book of the Target Company, and kept at the legal address of the Target Company.

(d)

The Target Company shall bear all reasonable costs incurred by directors arising from attending the activities of the Board of Directors, including but not limited to costs for attending the meeting of the Board of Directors, and reimburse all reasonable miscellaneous expenses incurred by directors in connection with attending the meetings of the Board of Directors, including but not limited to the travel expenses and accommodation fee.

(e)	Other rules regarding the meeting of Board of Directors shall be further specified in the articles of association of the Target Company.
(f)

Each director shall have one vote during the voting on resolutions of the Board of Directors. The following matters regarding the Group Company (including the NewUp Bank) may only be approved with the affirmative votes of more than two thirds of the directors (which must include the affirmative vote of the director appointed by the New Shareholder). Except for the following matters, other matters requiring approval of the Board of Directors will be approved through resolution adopted by a majority of directors of the Board of Directors. A resolution of directors will be valid if it has been sent to all directors by post, email or fax and approved by all directors in writing, without convening the meeting of the Board of Directors.

1)

Sale, transfer, lease, license or disposal of, or creation of any mortgage, pledge, lien or other Encumbrance over, the business, assets (including intellectual property rights, technologies, intangible assets, real estate, tangible assets, etc.), shares or interests of the Group Company (other than transactions requiring approval by the meeting of shareholders), if (i) the single amount exceeds RMB100,000, or (ii) it is beyond the Budget and Operation Plan deliberated and approved by the meeting of shareholders;

2)

Merger with or acquisition of all or substantially all business, assets (including intellectual property rights, technologies, intangible assets, real estate, tangible assets, etc.), shares or interests of any third party, whether via a single transaction or a series of transactions, with a single amount of more than RMB100,000;

3)

Establishment of any controlled subsidiary, partnership, or joint venture; incorporation, dissolution or sale of any subsidiary, partnership, joint venture, or branch; purchase or subscription for any shares, equity, voting power, claims, debts, securities or trust or other interest of any Person, with a single amount of more than RMB100,000;

4)	Borrowing from any financial institution or third party by the Group Company, with an amount of more than RMB100,000 in a single loan or in 12 consecutive months on a cumulative basis;
5)

Provision of any loan, advancement, or other financial support to any entity or individual (including, without limitation, shareholders, directors, employees, and Senior Executives), with an amount of more than RMB100,000 in a single transaction or in 12 consecutive months on a cumulative basis; or provision of any guarantee for the debts of any entity or individual (including, without limitation, shareholders, directors, employees, and Senior Executives);

6)	Entry into any speculative swap, futures, or option transaction;
7)

Except for the disclosed existing litigations of the Target Company arising from acquisition of the non-performing assets of the NewUp Bank, any legal action or arbitration initiated or settled by the Group Company, with an amount of more than RMB100,000 in a single case or in 12 consecutive months on a cumulative basis;

8)	Any material change to the financial and accounting systems, engagement or change of auditor;
9)

Approval of any employee stock incentive plan of the Target Company and any substantial amendment to such employee stock incentive plan (including, without limitation, any increase or decrease of the reserved equity under such employee stock incentive plan), or implementation or management of the employee stock incentive plan;

10)

Any related party transaction between the Group Companies or between a Group Company and its shareholders, directors, or Senior Executives, with a single amount of more than RMB100,000 (except for remuneration under labor contract);

11)	Adoption of any new financing plan;
12)	Employment or dismissal of Senior Executives, or termination or change of major terms of or compensation package set forth in the labor contract of the foregoing person;
13)

Entry into any transaction involving grant of exclusive right to any third party or restriction over the business development of the Group Company, or any contract or undertaking with an amount of payment of more than RMB100,000; or any change to any material contract which is materially adverse to the Group Company;

14)	Expenses exceeding 10% of the annual Budget and Operation Plan (except for those duly authorized);
15)	Waiver or exemption of any debt or material right, with an amount of more than RMB100,000 in a single waiver or exemption or in 12 consecutive months on a cumulative basis; and
16)	Any matter which can be reasonably expected to have Material Adverse Effect on the Group Company.

For the avoidance of doubt, with respect to resolutions made by the meeting of Board of Directors of the Target Company regarding any matter concerning NewUp Bank, the Parties agree to procure the Target Company to cast votes consistent with the resolution of the meeting of Board of Directors of the Target Company at the level of NewUp Bank, in its capacity of shareholder of the NewUp Bank or via the directors appointed by it.

8.3 General Manager

(a)

The Target Company shall practice the accountability system of general manager under the leadership of the Board of Directors, and shall have one (1) general manager who will be appointed by the Board of Directors. The general manager shall be directly responsible to the Board of Directors, implement the resolutions of the Board of Directors, and direct the daily business management work of the Target Company.

(b)

The general manager shall be appointed by the Board of Directors, with a tenure of three (3) years, and may be re-appointed. The general manager shall have the duties and responsibilities provided under the PRC Laws and Regulations and the articles of association and delegated by the Board of Directors.

(c)

Except with approval by the Board of Directors in accordance with this Agreement, the management of the Target Company shall not enter into any contract, agreement or letter of intent or any transaction with the Group Companies (including the NewUp Bank) or their affiliated companies.

(d)

The Board of Directors may remove the general manager at any time if he commits any malpractice or serious breach or dereliction of duty. The general manager may remove any other managers or their subordinates if they commit any malpractice or serious breach or dereliction of duty.

8.4 Supervisor

(a)

The Company will have no board of supervisors, but one (1) supervisor instead, who shall be appointed by the Original Shareholder. The appointor may notify the Target Company in writing to appoint or remove the supervisor it appoints, and the tenure of any successor shall be the remaining tenure of the replaced supervisor. The tenure of the supervisor shall be three (3) years, and such supervisor may be re-appointed by the original appointer. No director or Senior Executive may concurrently act as supervisor.

(b)	The supervisor shall exercise the following powers and duties:
1)	To inspect the finance of the Group Company;
2)

To supervise compliance of the directors and Senior Executive with their respective duties and propose the removal of any director or Senior Executive who violates any law, administrative regulation, or the articles of association;

3)	To require any director or Senior Executive to take corrective action where he acts in a way that damages the interests of the Group Company;
4)	To bring a lawsuit against any director or Senior Executive in accordance with the provisions of the Company Law of the People's Republic of China; and
5)	Other powers as provided in the articles of association of the Target Company.
(c)	The supervisor may be present at the meeting of the Board of Directors without voting power, and make inquiries or suggestions on matters to be resolved by the Board of Directors.

Section 9 Profit Distribution

9.1 Funds

The Target Company shall appropriate 10% of the profit after payment of income tax as legal reserve and discretionary reserve in accordance with provisions of the PRC Laws and Regulations.

9.2 Dividends

(a)

Where the meeting of shareholders approves distribution of dividends out of the profits of the Target Company, then all after-tax distributable profits shall be distributed among all the Shareholders in proportion to their respective paid-in contributions. Where the meeting of shareholders decides not to distribute any profit, the after-tax profits shall be retained by the Target Company.

(b)

No profit distribution shall be made by the Target Company until making up any loss of previous fiscal year, and any undistributed profits of the previous fiscal year may be included into the profits of current fiscal year for distribution.

Section 10 Financial Systems

10.1 Chief Financial Officer

The chief financial officer shall report his work to the general manager and the Board of Directors. The financial accounting systems and procedures adopted by the Target Company shall be formulated by the chief financial officer under the supervision of the general manager, and submitted to the Board of Directors for approval.

10.2 Basic Financial Systems

(a)	The fiscal year of the Target Company shall be a calendar year from January 1 to December 31.
(b)

The Target Company shall use RMB as the recording currency in its financial and accounting work. Where the currency used for recording of cash, bank’s deposits, foreign loans and claims, debts, income and payment is different from the recording currency, such cash, bank’s deposits, foreign loans and claims, debts, income and payment shall be recorded in the actual receipt and payment currency. The exchange gains and losses arising out of exchange rate margin shall be handled in accordance with the foreign exchange transaction accounting processing methods issued by the Ministry of Finance, the Administration for Foreign Exchange and other governmental authority of the PRC.

(c)	All vouchers, books and statements of the Target Company shall be properly kept by dedicated person, and may not be altered or destroyed by anyone at will.
(d)

The Board of Directors shall engage an accounting firm registered in the PRC to be responsible for auditing and examining the financial and accounting documents of the Target Company. The audit results of the auditor shall be reported to the Board of Directors and the general manager.

10.3 Taxation

The Target Company shall ensure all Group Companies will prepare and submit on time national and local tax returns in accordance with the applicable Laws and Regulations and requirements of competent governmental authorities, and pay the due taxes on time and in full in accordance with the applicable Laws and Regulations and the tax returns. The Target Company shall ensure all Group Companies to make their best efforts to obtain the most favorable tax treatment permitted under applicable Laws and Regulations.

Section 11 Information Right

11.1 Information Right

(a)	The Target Company shall submit the information and materials to all the Shareholders as required below:
1)	Within ninety (90) days after the end of each year, submit the annual financial statements and auditor’s report of the Group Companies audited by an audit firm acceptable to the

Shareholders in accordance with the PRC accounting principles (which shall include their major equity investment, that is, financial statements and relevant materials of the NewUp Bank);

2)

Within ten (10) Business Days after the end of each quarter, submit the unaudited quarterly financial report of the Group Companies prepared in accordance with the PRC accounting principles (which shall include their major equity investment, that is, financial statements and relevant materials of the NewUp Bank), and any quarterly budget, capital expenditure plan, loan limit and business plan (if any);

3)

At least thirty (30) days prior to the start of a new fiscal year, the annual budget plan, capital expenditure plan, loan limit and annual business plan for the Group Companies approved by the Board of Directors of the Target Company (including approval by the director appointed by the New Shareholder);

4)

Other information associated with the operation and finance of the Group Companies (including the NewUp Bank) as the Shareholders may reasonably require. The Target Company shall provide the Shareholders with any information which may have Material Adverse Effect on the business, operation, finance or development prospect of the Group Companies (including the NewUp Bank), within two (2) days upon its knowledge of such information.

(b)

The Shareholders may consult the monthly, quarterly and annual operation records, accounting records, books and Financial Report at any time. The Shareholders may independently engage a third party to conduct financial audit over the Group Companies annually, and the Group Companies shall actively cooperate therewith and provide necessary conditions and materials so that the Shareholders of the Target Company can complete such audit and investigation work.

11.2 Suggestion Right

Without prejudice to other provisions hereof, with respect to the operation, management and any other matter of the Group Companies (including the NewUp Bank), the Shareholders may propose suggestions to and discuss with the Target Company and the management, and the Target Company and the management shall seriously consider and accept reasonable suggestions from the Shareholders.

Section 12 Labor Management

12.1 Labor Contract

The Target Company shall ensure all Group Companies enter into formal labor contract with each employee in accordance with the provisions of the PRC Laws and Regulations.

12.2 Labor Systems

(a)	The Target Company shall ensure all Group Companies comply with the PRC Laws and Regulations on labor and welfare in all aspects.
(b)

All plans on the recruitment, employment, dismissal, resignation, salary, welfare, and discipline of and concerning employees of the Target Company shall be formulated by the general manager in accordance with the applicable PRC Laws and Regulations and deliberated and adopted by the Board of Directors.

(c)

The Group Companies shall recruit staff in accordance with the Laws and Regulations, and staff must be subject to a probation period after entry into the Target Company and all Group Companies. During the probation period, a labor contract must be concluded. Upon expiry of the probation period, such staff shall become formal regular employees. The labor contract shall include compensation package, matters to be followed, signature of the employer and the employee, etc.

Section 13 Effectiveness and Term

13.1 Effectiveness

This Agreement shall take effect and be legally binding upon the signing Parties immediately from the date of be duly executed. For the convenience of completing relevant governmental procedures, the Parties shall enter into separate contract, agreement or document in connection with matters hereunder as required by relevant governmental authorities, provided that in case of any conflict or inconsistency between such contract, agreement or document and this Agreement, this Agreement shall prevail.

13.2 Term

The term of this Agreement shall commence from the time of signature and end on the expiry of duration of the Target Company or dissolution of the Target Company (unless early terminated in accordance with this Agreement).

Section 14 Dissolution and Liquidation

14.1 Reason for Dissolution of the Company

Any Shareholder may request to convene a meeting of shareholders to discuss early dissolution of the Target Company if:

(a)	A Party fails to perform its substantial obligations hereunder due to force majeure event, which lasts for six (6) months or longer, giving rise to the termination of this Agreement;
(b)	The Target Company is revoked off its business license, ordered to close or canceled according to the laws;
(c)

Any circumstance for dissolution or early termination of the Target Company provided under the applicable PRC Laws and Regulations or the articles of association of the Target Company or resolved by the meeting of shareholders of the Target Company takes place.

In case of any event listed above, the meeting of shareholders shall convene a meeting to discuss the dissolution of the Target Company within thirty (30) days upon receipt of the request for convening such meeting from either Party. The Parties shall discuss on such meeting and make best efforts to reach a solution acceptable to the Parties, and if the Parties cannot reach consensus on the solution, the Parties shall liquidate the Target Company in accordance with the Laws and Regulations.

14.2 Liquidation

(a)

Where any cause which requires the liquidation of the Target Company under the Laws and Regulations or as agreed by the Parties takes place, the Target Company shall carry out liquidation in accordance with applicable PRC Laws and Regulations.

(b)

After adopting resolution on liquidation of the Company, the meeting of shareholders shall formulate the liquidation procedures and principles, and establish a liquidation committee (hereinafter referred to as the “Liquidation Committee”) according to applicable PRC Laws and Regulations on liquidation, to liquidate the Target Company in accordance with the Company Law of the People’s Republic of China, the articles and association and other applicable PRC Laws and Regulations on liquidation. The Liquidation Committee shall conduct comprehensive inventory of the properties, claims and debts of the Target Company, prepare the balance sheet and list of properties, propose the valuation and calculation basis of properties, prepare a liquidation plan of the Target Company, and fulfill other duties as may be required under applicable Laws and Regulations.

(c)

The Liquidation Committee shall pay the liquidation fee and repay debts of the Target Company out of the assets of the Target Company in accordance with the order of precedence stipulated in the applicable Laws and Regulations. After payment of the liquidation fee, wages of the employees, social insurance contribution and statutory compensation as well as the delinquent taxes and discharge of the debts of the Target Company by the Target Company according to the laws, the remaining property of the Target Company shall be allocated to the Shareholders in proportion to their respective contributions.

(d)

Upon completion of the liquidation of the Target Company, the Liquidation Committee shall immediately submit a liquidation report to the meeting of shareholders, which shall be approved by the Shareholder(s) representing two thirds or more of the voting powers. After approval by the meeting of shareholders, the Liquidation Committee shall submit such report and the application documents for dissolution to relevant governmental authorities within the scope stipulated by Laws and Regulations, and after obtaining approval from such authorities, complete the surrender of business license to and de-registration procedures with the registration authority of the Company.

Section 15 Breach of Contract and Liabilities for Breach of Contract

15.1 Breach of Contract and Early Termination

Where a Party fails to perform its obligations hereunder or under any other Transaction Document, or any of its representations or warranties hereunder or under any other Transaction Document is untrue or inaccurate, it shall constitute a breach of this Agreement (and such Party shall be referred to as the “Breaching Party”), in which case, the non-breaching Party shall notify the Breaching Party in writing of its breach of this Agreement, and the Breaching Party shall cure its breach within fifteen (15) days after the date when such notice is sent. Should the Breaching Party fail to cure such breach upon expiry of such fifteen (15) days, the non-breaching Party may terminate this Agreement. Either Party expressly indicates (orally, in writing or by its acts) prior to the expiry of the performance period that it will not perform the major obligations hereunder, or any breach by the Breaching Party (including those caused by force majeure) has caused the frustration of the fundamental purpose for the Parties to enter into this Agreement, the non-breaching Party may terminate this Agreement.

15.2 Compensation for Breach of Contract

In case of breach of this Agreement or any other Transaction Document, the Breaching Party shall compensate the non-breaching Party for the loss suffered arising from its breach. The right to early terminate this Agreement available to the non-breaching Party hereunder shall be in addition to any other remedies available to it, and such termination shall neither exempt the Breaching Party from the liabilities for breach of contract, nor exempt the Breaching Party’s liability for compensating for the losses of the non-breaching Party suffered due to its breach of this Agreement or any other Transaction Document.

Section 16 Termination

16.1 Termination

Unless otherwise provided herein, this Agreement may be terminated at the time prior to the Closing if:

(a)	Any circumstance set forth in Article 15.1 takes place and the non-breaching Party terminates this Agreement after giving a written notice to that effect to the Breaching Party;

(b)

(i) Any representation or warranty of the Target Company or the Original Shareholder contained in any Transaction Document is untrue or inaccurate in any material aspect; (ii) the Target Company or the Original Shareholder breaches any of its obligations, undertakings or covenants under any Transaction Document and fails to cure within seven (7) days after written demand by the New Shareholder, or such breach has caused it impossible for the Parties to realize the fundamental purpose of this Agreement; (iii) the Group Companies (including the NewUp Bank) suffer material losses or the value of the Group Companies (including the NewUp Bank) is materially impaired due to any penalty, indemnity claim or other claim imposed or made against the Group Companies (including the NewUp Bank) by the governmental authority or any third party arising from the violation of the PRC Laws and Regulations or infringement upon the rights of such third party by the Group Companies (including the NewUp Bank); or (iv) the Group Companies (including the NewUp Bank) make general transfer for the benefits of creditors, or the Group Companies (including the NewUp Bank) initiate or are initiated by any Person any legal proceedings to declare the bankruptcy or insolvency of the Group Companies (including the NewUp Bank), or carry out dissolution, liquidation, winding-up, restructuring, or reorganization of debts under any laws with respect to bankruptcy, insolvency or reorganization, then the New Shareholder may terminate this Agreement after giving a written notice to the Target Company and the Original Shareholder;

(c)

Any governmental authority issues any Laws and Regulations or any order, decree or ruling or takes any other legal actions to restrict, stop or otherwise prohibit the transaction hereunder, or render it illegal or impossible to consummate the transaction hereunder, and such order, decree or ruling or other legal actions are final, unactionable, unappealable and not eligible for application for reconsideration, then either Party may terminate this Agreement after giving a written notice to the other Party;

(d)	Any Transaction Document (including but not limited to the SPA) other than this Agreement is terminated in accordance with its terms;
(e)	The Parties unanimously agree in writing upon negotiation to terminate this Agreement.

16.2 Effect of Termination

If this Agreement is terminated in accordance with Article 16.1, then this Agreement shall terminate with immediate effect and no longer be binding upon either Party, provided that (i) Sections 16 and 17 hereof shall remain in full force and effect, and (ii) nothing herein relieves any Party from the liabilities for breach of contract hereunder.

Section 17 Confidentiality

17.1 Confidential Information

The Parties acknowledge that this Agreement, the content of this Agreement and the transaction under this Agreement or any oral or written business, financial, legal, marketing, customer, technical, property and other information mutually exchanged for the preparation or performance of this Agreement shall be deemed as confidential information.

17.2 Confidentiality Duty

The Parties agree that they shall, and shall procure their Affiliates and their respective officers, directors, employees, agents, representatives, accountants and legal counsels will, treat any confidential information received or obtained by it/them as confidential materials and keep the same confidential, and without prior written permission of the other Parties or except as required by judicial or administrative procedures or other Laws and Regulations, may not disclose to any third party or use the same.

17.3 Excluded Disclosure

(a)

The confidentiality obligation under this Section shall not apply to any information which is: (i) permitted to disclose hereunder; (ii) publicly available at the time of disclosure due to reasons other than breach of this Agreement by any Party or its Affiliates or their respective officers, directors, employees, agents, representatives, accountants and legal counsels; (iii) obtained by a Party from a good faith third party without confidentiality obligations; or (iv) disclosed within the scope mutually agreed by the Parties. And either Party may disclose such information to its Affiliates and their respective investors, officers, directors, employees, agents, representatives, accountants and legal counsels to the extent necessary for the purpose of performance of this Agreement, provided that such persons shall undertake the same confidentiality obligation.

(b)

Besides, for the sake of clarity, the Parties agree that either Party and its Affiliates (including their respective officers, directors, employees, agents, representatives, accountants and legal counsels) may disclose the confidential information to any governmental authority, judicial authority or securities regulator in accordance with the provisions of applicable Laws and Regulations or requirements of such governmental authority, judicial authority or securities regulator, provided that the Party required to make disclosure shall make disclosure only to the extent so required, and issue a written notice to the other Parties prior to such disclosure.

17.4 Confidentiality Term

From the execution of this Agreement to five (5) years upon termination of this Agreement.

Section 18 Governing Laws and Dispute Resolution

18.1 Governing Laws

The conclusion, validity, interpretation and performance of this Agreement and the resolution of any dispute arising hereunder shall be governed by the PRC Laws.

18.2 Dispute Resolution

(a) It is agreed by the Parties hereto that any dispute arising out of or in connection with the execution of this Agreement shall be resolved by the Parties through negotiation. If such dispute cannot be resolved within 30 days after a Party issues a notice to demand for negotiation, either Party may submit such dispute to the People’s Court of Futian District, Shenzhen for litigation. The Parties further agree that the defeated Party shall bear the costs and expenses (including but not limited to attorney’s fee) of the Parties arising from the litigation.

(b) Pending dispute resolution in accordance with this Article, except for the disputed matters, the Parties shall continue performing their corresponding obligations hereunder.

Section 19 General Provisions

19.1 Compliance with the SPA

Each Party hereby represents and warrants to other Parties that the representations and warranties made by it under the SPA are true, accurate and complete. Each Party hereby undertakes to other Parties that it will fully comply with all its obligations under the SPA.

19.2 Notice

Any notice or other correspondence given by any Party to the other Parties in connection with this Agreement (“Notice”) shall be made in writing (including, without limitation, letter, fax, and email) and addressed to the following address of such other Parties by personal delivery, registered mail, postage prepaid, commercial courier service, email, or fax. For the purpose of Notice, the contacts of the Parties are as follows:

(a)If to Shenzhen Yingaigou Trade Co., Ltd.:

Address: ********************, Shenzhen

Tel.: ****************

Email: ****************

Attn.: ****************

(b)If to Shenzhen SUNHOPE Investment Development Co., Ltd.:

Address: ****************, Shenzhen

Tel.: ****************

Email: ****************

Attn.: ****************

(c)If to Shenyang Tianxinhao Technology Co., Ltd.:

Address: ****************, Shenyang, Liaoning Province

Tel.: ****************

Email: ****************

Attn.: ****************

Any written notice given as aforesaid shall be deemed served: (1) if sent by personal delivery, on the date when the notified party signs for receipt or it is placed at the address for service as agreed by the notified party; (2) if sent by post (including registered mail, postage prepaid, commercial courier service), when it is shown properly delivered; (3) if sent by fax, on the date of successful transmission (subject to the transmission confirmation information automatically generated); and (4) if sent by email, upon completion of sending of email if the sending party receives no feedback that the email has been returned. In case of any change to the correspondence address or number of any Party (“Changing Party”), the Changing Party shall notify the other Parties within seven (7) days prior to such change. Any written notice given by other Parties to the address, email or fax number before change shall be deemed validly served if the Changing Party fails to give timely notice of change as agreed.

19.3 Assignment and Succession

Unless otherwise expressly provided herein or agreed by the Parties in writing, no Party may assign this Agreement or any of its rights and obligations hereunder for whatever reason. Notwithstanding the foregoing, the New Shareholder may assign the rights and obligations hereunder to its Affiliates without consent of the Parties, provided that the New Shareholder shall give a prior notice of such assignment and the information on the Affiliate accepting such assignment of rights and obligations, to the Target Company. This Agreement shall be binding upon and inure to the benefits of the Parties hereto and their successors and assigns.

19.4 Severability

If, under any Laws and Regulations or public policy, any term or other provision hereof is held invalid, illegal, or unenforceable, then as long as the economic or legal substance of the transaction contemplated hereunder is not subject to Material Adverse Effect of any form on any Party, all other terms and provisions hereof shall remain in full force and effect. Where any term or other provision is held invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to amend this Agreement in an acceptable manner as close as possible to the original intent of the Parties, so as to complete the transaction contemplated hereunder as originally planned to the maximum extent.

19.5 Entire Agreement

This Agreement sets forth the entire understanding and agreement of the Parties with respect to the transaction contemplated hereunder and supersedes all written and oral agreements and undertakings entered into by the Parties with respect to the transaction contemplated hereunder prior to the Signing Date.

19.6 Waiver

Either Party hereto may: (a) extend the time for any other Party to perform any obligation or take any action, (b) waive to hold any other Party liable for any inaccuracy of any representation or warranty made herein or in any other Transaction Document, or (c) waive to demand any other Party to comply with any agreement or required condition contained herein. No such extension or waiver shall be effective unless the Party bound thereby signs a written document to state such extension or waiver. The waiver of any Party of any breach of any provision of this Agreement shall not operate as or be construed as a further waiver of such breach or a continuing waiver, or a waiver of any other breach or subsequent breach. Unless otherwise provided herein, failure or delay of any Party to exercise any right, power or remedy hereunder or otherwise available under the Laws and Regulations shall not operate as waiver of such right, power or remedy. And single or partial exercise of such right, power or remedy by such Party shall not preclude any other or further exercise of such right, power or remedy, or the exercise of any other right, power or remedy.

19.7 Amendment

No revision or amendment to this Agreement shall be valid unless made in writing and signed by the Parties.

19.8 Language

The Agreement shall be signed in Chinese.

19.9 Counterpart

This Agreement may be signed and delivered (including by fax) in one or more counterparts separately by the Parties hereto. Each counterpart shall, once signed, be deemed as an original.

19.10 Further Assurance

At the reasonable request of any Party and without further consideration, every other Party shall execute and deliver such additional instruments and take such further legal actions as necessary or required to consummate and effect all transactions contemplated hereunder in the fastest way possible. For all documents submitted by each Party to any governmental authority with respect to this Agreement and all transactions contemplated hereunder, such Party shall timely negotiate with the other Parties and provide any necessary information and materials, specifically, without limitation, the Parties shall make best reasonable efforts and cooperate with each other to obtain all consents required for the implementation of all transactions contemplated hereunder.

19.11 Conflict

In case of any conflict or inconsistency between this Agreement and the articles of association of the Target Company, this Agreement shall prevail, and the Parties shall be obligated to approve (and procure the directors appointed by them to approve) any amendment to the articles of association of the Target Company, so that the provisions of the articles of association shall be consistent with this Agreement. For the convenience of completing relevant governmental procedures, the Original Shareholder shall enter into separate contract, agreement or document in connection with matters hereunder as required by the New Shareholder, provided that in case of any conflict or inconsistency between such contract, agreement or document and this Agreement, this Agreement shall prevail.

(Remainder of this Page Intentionally Left Blank. Followed by Signature Page of the Agreement.)

(Signature Page of the Shareholder Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties hereto or their duly authorized representatives have signed this Agreement on the date first written above.

Shenzhen Yingaigou Trade Co., Ltd. (Seal)
By:
Name:
Title:

(Signature Page of the Shareholder Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties hereto or their duly authorized representatives have signed this Agreement on the date first written above.

Shenzhen SUNHOPE Investment Development Co., Ltd. (Seal)
By:
Name:
Title:

(Signature Page of the Shareholder Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties hereto or their duly authorized representatives have signed this Agreement on the date first written above.

Shenyang Tianxinhao Technology Co., Ltd. (Seal)
By:
Name:
Title: